UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

MYOMO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b).

April 25, 2025

Dear Myomo Stockholder:

I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Myomo, Inc. (the “Company”) to be held on Wednesday, June 11, 2025, at 9:00 a.m. Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. Stockholders may attend the virtual Annual Meeting by visiting www.proxydocs.com/MYO and register to attend the meeting.

At this year’s virtual Annual Meeting, our stockholders will be asked to:

1.
elect the nominee for Class II director, who is named in the Proxy Statement;
2.
ratify the appointment of CBIZ CPAs P.C ("CBIZ") as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.
transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

The Board of Directors unanimously recommends that you vote FOR the election of the director nominee, and FOR the ratification of the appointment of CBIZ.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxydocs.com/MYO. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2024. This process allows us to provide our stockholders with the information they need on a timelier basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to attend the virtual meeting, please carefully review the proxy materials and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your ongoing support of and continued interest in Myomo.

Sincerely,

/s/ Paul R. Gudonis

Paul R. Gudonis

President and Chief Executive Officer

Myomo, Inc.

45 Blue Sky Dr., Suite 101 Burlington, MA 01803

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2025

Notice is hereby given that Myomo, Inc. will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 11, 2025, at 9:00 a.m. Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. Stockholders may attend the Annual Meeting virtually by visiting www.proxydocs.com/MYO and registering to attend the meeting. You must register prior to the registration deadline of June 6, 2025, at 5:00 p.m. Eastern Time. The Annual Meeting will be held to accomplish the following purposes:

•
elect one Class II director, namely Heather Getz to hold office until the 2028 annual meeting of stockholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
•
ratify the appointment of CBIZ CPAs P.C. ("CBIZ") as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•
transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Only stockholders of record at the close of business on April 14, 2025, the record date, are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 14, 2025, or hold a valid proxy for the Annual Meeting. In order to attend, you must register in advance. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions. You will not be able to attend the Annual Meeting in person.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2024, on or about April 25, 2025 (the “Notice”). The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”). All stockholders who do not receive the Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a timelier basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible so your shares can be voted at the meeting. Please review the instructions on the proxy card regarding your voting options. You may vote at the Annual Meeting by submitting your proxy via the Internet, by mail or by telephone.

By Order of the Board of Directors,

/s/ Paul R. Gudonis

Paul R. Gudonis

President and Chief Executive Officer

Important Notice Regarding the Internet Availability of Proxy Materials for Myomo’s 2025 Annual Meeting of Stockholders to Be Held on June 11, 2025: The Notice of 2025 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxydocs.com/MYO. In order to attend the virtual annual meeting, you must register in advance at www.proxydocs.com/MYO prior to the registration deadline of June 6, 2025, at 5:00 p.m. Eastern Time. You will not be able to attend the 2025 Annual Meeting in person.

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD on JUNE 11, 2025

At 9:00 A.M. ET

GENERAL INFORMATION

Our board of directors has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the board of directors’ solicitation of proxies for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

The Annual Meeting will be held at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholders meeting held at www.proxydocs.com/MYO. We made this Proxy Statement available to stockholders beginning on April 25, 2025.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 25, 2025.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 11, 2025:

This proxy statement, the accompanying proxy card or voting instruction card and our 2024 Annual Report on Form 10-K are available at www.proxydocs.com/MYO.

In this Proxy Statement the terms the “Company,” “we,” “us,” and “our” refer to Myomo, Inc. The mailing address of our principal executive offices is Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803.

Record Date:	April 14, 2025

Quorum:	A majority of the outstanding shares of common stock entitled to vote must be present in person, by remote communication, if applicable or represented by proxy duly authorized to constitute a quorum.

Shares Outstanding:	35,978,651 shares of common stock outstanding as of April 14, 2025.

Voting:

There are four ways a stockholder of record can vote:

(1)
By Proxy over the Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you requested to receive your proxy materials by U.S. mail, by following the instructions on the proxy card.
(2)
By Telephone: If you requested to receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.
(3)
By Mail: If you requested to receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4)
During the Meeting: If you are a stockholder as of the record date, you may vote during the Annual Meeting by following the instructions available at www.proxydocs.com/ MYO. Submitting a proxy will not prevent stockholders from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting during the meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by the start of the Annual Meeting, unless otherwise specified on the proxy card. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy:

Stockholders of record may revoke their proxies by attending the virtual Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Corporate Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals:

Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of the one Class II nominee requires a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. The nominee receiving the highest number of affirmative votes entitled to vote and properly cast will be elected as a Class II director. You may vote “FOR” or “WITHHOLD” for such nominee on your proxy card.

For Proposal Two, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to ratify the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ending December 31, 2025. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal.

Effect of Withheld Votes, Abstentions and Broker Non-Votes:

Withheld votes, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” on Proposal One will have no effect on the election of directors. Abstentions will have the effect of a vote against Proposal Two.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Proposal One is not considered to be a “routine” matter under the rules of the New York Stock Exchange, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as “broker non-votes.” Broker non-votes will have no effect on the outcome of the election of the directors. Under the rules of the New York Stock Exchange, Proposal Two, the ratification of the appointment of CBIZ, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. Accordingly, we do not anticipate that there will be any broker non-votes on Proposal Two.

Voting Instructions:

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote in accordance with the recommendations of our board of directors as described herein: for the election of the nominee for Class II director, and for the ratification of the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results:

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Current Report on Form 8-K (“Form 8-K”) within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs:

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding:

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2024, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803, Attn: Investor Relations, or call (617) 398-2435, or email IR@myomo.com.

If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL ONE – ELECTION OF CLASS II DIRECTOR

Number of Directors; Board Structure

Our certificate of incorporation and bylaws provide that the number of directors on our board of directors shall be fixed from time to time by a resolution of the majority of our board of directors. Our board of directors currently consists of seven members. Our board of directors is divided into three staggered classes as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class III directors expires at the 2026 Annual Meeting, and the term of the Class I directors expires at the 2027 Annual Meeting. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires.

The following presents our current directors, their respective term on the board of directors, ages and positions as of April 14, 2025:

Name	Age	Position
Directors whose terms will expire at the 2025 Annual Meeting
Heather Getz (1)	50	Director
Amy Knapp (1)(3)	69	Director
Yitzchak Jacobovitz (3)	49	Director
Directors whose terms will expire at the 2026 Annual Meeting
Thomas F. Kirk (1)(2)(3)(4)	79	Lead Independent Director
Paul R. Gudonis	71	President, Chief Executive Officer and Chairman of the Board of Directors
Directors whose terms will expire at the 2027 Annual Meeting
Thomas A. Crowley (1)(2)(3)	78	Director
Milton M. Morris (2)(4)	55	Director

(1)
Member of the Audit Committee
(2)
Member of the Compensation Committee
(3)
Member of the Nominating and Corporate Governance Committee
(4)
Member of the Technology, Quality and Regulatory Committee

Amy Knapp and Yitzchak Jacobovitz, each current Class II directors, will not be seeking reelection and each of their terms will end effective as of the date of the Annual Meeting.

Nominee

Based on the recommendation of the nominating and corporate governance committee of our board of directors, our board of directors has nominated Heather Getz for election as a Class II director to serve for a three-year term ending at the 2028 annual meeting or until her successor is duly elected and qualified, subject to her earlier death, resignation or removal. Ms. Getz is a current member of our board of directors and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of the nominee. Proxies cannot be voted for a greater number of individuals than the one nominee named in this Proxy Statement. If the nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present board of directors. In the alternative, the proxies may not vote for a substitute nominee and instead leave a vacancy on the board of directors. The board of directors may fill such vacancy at a later date or reduce the size of the board of directors. We have no reason to believe that the nominee will be unwilling or unable to serve if elected as a director.

Vote Required

The election of the one Class II nominee requires a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Shares voting “withheld” on Proposal One will have no effect on the election of directors.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ONE NOMINEE FOR CLASS II DIRECTOR.

The biography of the nominee and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the board of directors and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the board of directors be comprised of independent directors whom the board of directors has determined have no material relationship with the Company and who are otherwise “independent” directors under the published listing requirements of the NYSE American, LLC (“NYSE American”). The Company has determined that, with the exception of Mr. Gudonis, our President and Chief Executive Officer, all of our other directors qualify as “independent” directors.

Nominee for Election for a Three-Year Term Ending at the 2028 Annual Meeting

Heather C. Getz has been a member of our board of directors since March 2024. Ms. Getz has over 25 years of financial and operating experience in publicly traded healthcare and medical device companies. Ms. Getz currently serves as the Chief Financial and Operations Officer and Corporate Secretary of Butterfly Network, Inc.(NYSE: BFLY) since July of 2023 and was the Chief Financial Officer since May 2022. Previously, Ms. Getz served as Chief Financial Officer and President of North America at Healthy.io Ltd., a privately-held medical technology company, from November 2021 to April 2022. Before joining Healthy.io Ltd., from May 2009 to November 2021, Ms. Getz held executive leadership positions at BioTelemetry, Inc., a publicly-traded medical technology company, including serving as Chief Financial and Administrative Officer from January 2019 to July 2021, Chief Financial Officer from January 2010 to January 2019, and Vice President Finance from May 2009 to January 2010. While at Biotelemetry, Ms. Getz led the finance, accounting, revenue cycle management and various administrative and operating functions of the company. She was instrumental in turning around and growing the business from a market capitalization of $50 million to $2.8 billion upon its sale to Koninklijke Philips N.V. (NYSE: PHG) in 2021. Prior to BioTelemetry, Ms. Getz has also held various leadership positions at Alita Pharmaceuticals, VIASYS Healthcare Inc., and Sunoco, Inc. Ms. Getz also serves as a director and Chairman of the Audit Committee at Vital Connect, Inc. and from April 2022 to October 2023 Ms. Getz was a director then lead independent director. Ms. Getz received her undergraduate degree in Accountancy and a Master of Business Administration degree from Villanova University, and is a certified public accountant and a member of the National Association of Corporate Directors (NACD). We believe Ms. Getz’s public company executive, financial and operating experience in the healthcare and medical device industry qualifies her to serve on our board of directors.

Directors Continuing in Office Until the 2026 Annual Meeting

Thomas F. Kirk has been a member of our board of directors since September 2014 and lead independent director since October 2016. In 2024, Mr. Kirk retired as the Chairman of the board of directors and Chief Executive Officer of American Medical Staffing, Inc., positions he held since 2013. Before this, he served as the Chief Executive Officer of Hanger, Inc. from March 2008 until May 2012, Chief Operating Officer at Hanger, Inc. from January 2002 to February 2008 and a Director from January 2002 through May 2013. From December 2002 to November 2013, Mr. Kirk also held numerous positions of leadership in the American Orthotics and Prosthetics Association including President and Chairman of several committees. Prior to Hanger, Inc, he was a partner at Alix Partners where he led teams in providing strategic consulting and restructuring services to a variety of industries. Before this, he held executive positions in operations, finance, research and new business development with publicly held firms in the US and Europe in the medical services/devices, pharmaceutical and specialty chemical industries. Mr. Kirk has a BS degree in mechanical engineering from Carnegie Mellon University and earned his MBA in finance and PhD in strategic planning/marketing from the University of Pittsburgh. We believe Mr. Kirk’s experience in leading management teams in finance, strategic planning and business development provides the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Paul R. Gudonis has been our Chairman of the board of directors since August 2016 and our Chief Executive Officer and a director of our company since July 2011. Mr. Gudonis was also appointed President in February 2017. He brings 40 years of experience in launching new technology-based products and services to our company. His career spans the fields of software, telecommunications, internet services, and robotics. Prior to joining our company, Mr. Gudonis served as President at FIRST Robotics, or FIRST, from October 2005 until June 2010. Prior to his position at FIRST, Mr. Gudonis was the Chief Executive Officer of Centra Software, Inc., from August 2003 until April 2005. Mr. Gudonis was also the Chief Executive Officer of Genuity, Inc. from January 2000 until March 2003. He has also served as Chairman of the Massachusetts High Tech Council.

Mr. Gudonis is a member of the Dean’s Advisory Council at his alma mater, Northwestern University’s McCormick School of Engineering, where he earned his degree in electrical engineering. At McCormick, he serves on advisory boards of the Biomedical Engineering Department and NUvention medical device innovation program. He also earned his MBA degree from Harvard University. We believe Mr. Gudonis’s academic and executive experience, engineering background and substantive experience in growing early stage ventures provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Directors Continuing in Office Until the 2027 Annual Meeting

Thomas A. Crowley, Jr. has been a member of our board of directors since March 2012. Mr. Crowley is currently Chief Executive Officer of Vertical Spine, LLC and has served on its board of directors since July 2011. He also served on the board of Cascade Medical Enterprises, LLC from January 2008 to January 2020, as Chairman of Core Essence Orthopedics, Inc. from March 2011 until March 2012, as a board member of Aircast, LLC from September 2003 until May 2006 and as a board member of Freedom Innovations from March 2011 until June 2013. Additionally, Mr. Crowley served as member of the Corporate Advisory Council and American Society for Surgery of the Hand from November 2004 to May 2006. Prior to his current executive role, Mr. Crowley was President of Small Bone Innovations, Inc. from February 2008 until February 2011. He also served as Managing Director—Healthcare Investment Banking at Friedman Billings Ramsey from September 2006 until January 2008. Mr. Crowley holds a BA from Fairfield University, an MS from Columbia University School of Business and is a Graduate, U.S. Army Command and General Staff College, Ft. Leavenworth, KS. We believe Mr. Crowley’s executive experience, and his financial, investment and management experience provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Milton M. Morris, Ph.D., NACD.DC, has been a member of our board of directors since June 2021. Dr. Morris is also National Association of Corporate Directors (NACD) Directorship CertifiedTM and currently serves both public and private companies as a consultant. Dr. Morris has served on the board of directors of Embecta Corp. since March 2022 and Nordson Corp. since September 2022. Dr. Morris has over 30 years of operating & oversight experience within large and small cap companies and is nationally recognized for his leadership in successful commercialization of high-tech medical devices. Dr. Morris has a successful track record of leading turnarounds, building high performing teams and growing value in highly regulated global markets. Dr. Morris was formerly the Chairman of the board of directors, President and Chief Executive Officer of Neuspera Medical, Inc. (“Neuspera”), a clinical stage privately held company, from July 2015 to June 2022. During his tenure, Neuspera experienced significant growth in valuation and received FDA approval for its ultraminiaturized neurostimulator system for pain. Prior to joining Neuspera, Dr. Morris was the Sr. Vice President of Research & Development and Emerging Therapies at Cyberonics (now LivaNova) from January 2009 to December 2014, where he assembled and led an R&D team that pioneered the first closed-loop vagus nerve stimulation device for Epilepsy. Dr. Morris was employed by Guidant Corporation and its successor, Boston Scientific Corporation from August 1996 to August 2007. During his tenure, he held several positions, including Principal Research Scientist; Director, Research & Development; and Director, Marketing where he served as the Arrhythmia Franchise leader with responsibilities for both the implantable pacemaker and defibrillator businesses for the Cardiac Rhythm Management division of Boston Scientific. Prior to joining Guidant, Dr. Morris spent five years working as a Research Assistant in the Medical Computing Laboratory at the University of Michigan in collaboration with the electrophysiology group at the University of Michigan hospital and the Michigan Heart and Vascular Institute. During this period, Dr. Morris was awarded fellowships from the National Science Foundation (NSF) and the National Institutes of Health (NIH) in support of his research on the development of novel approaches to low power arrhythmia classification algorithms designed for implantable defibrillators. Dr. Morris is named as an inventor on over 30 patents and an author on 20 peer reviewed publications, book chapters, abstracts and scientific presentations. Dr. Morris serves as a Trustee for Northwestern University and as a Fellow in the American Institute for Medical and Biological Engineering (AIMBE) where he was inducted for contributions to developing and commercializing innovations in bioelectronic medicine. Dr. Morris received an MBA from the Kellogg School of Management, a Masters and Ph.D. in Electrical Engineering from the University of Michigan and a Bachelor of Science in Electrical Engineering from Northwestern University. We believe Dr. Morris’s executive experience in the medical device industry and his experience in developing and successfully launching new medical device products qualifies him to serve on our board of directors.

Executive Officers

The following presents our current executive officers and their respective ages and positions as of April 14, 2025:

Name	Age	Position
Paul R. Gudonis	71	President, Chief Executive Officer and Chairman of the Board of Directors
David A. Henry	63	Chief Financial Officer
Micah J. Mitchell	49	Chief Commercial Officer
Harry Kovelman M.D.	66	Chief Medical Officer

See the section of this Proxy Statement captioned “—Directors Continuing in Office Until the 2026 Annual Meeting” for Mr. Gudonis’ biography.

David A. Henry has been our Chief Financial Officer since February 2019. Mr. Henry brings over 35 years of financial, leadership and management experience in high technology manufacturing companies. From April 2004 to July 2007, he was Chief Financial Officer of AMI Semiconductor, a NASDAQ listed company. From July 2007 through June 2017, Mr. Henry was Chief Financial Officer of American Semiconductor Corporation, a NASDAQ listed company. From August 2017 until February 2019, he was Chief Financial Officer of Eos Energy Storage LLC, a privately-held company and manufacturer of grid-scale energy systems for utilities and renewable project developers. Mr. Henry is a Certified Public Accountant. He earned his MBA from Santa Clara University and his BS in Business Administration from the University of California, Berkeley.

Micah J. Mitchell has been our Chief Commercial Officer since July 2018. Prior to joining our company, from June 2016 to December 2018, Mr. Mitchell served as Vice President, N.A. Commercial Operations and Business Development for Invacare Corporation (NYSE: IVC), a durable medical equipment manufacturer and distributor. From March 2015 to June 2016, he was a Regional Vice President for Numotion, a privately-held provider of individually configured, medically necessary mobility products and services. Micah was the Managing Member for Wheelchair Vans, LLC, a wheelchair accessible van rental and sales business, which he started in December of 2011 and ran until June 2015. From 2008 to 2012, he served as Director of Sales at Alliance Seating & Mobility, a privately-held custom wheelchair business. Mr. Mitchell has an MBA from the McCombs School of Business at the University of Texas at Austin and a BS in Economics from Baylor University.

Harry Kovelman, M.D. joined us as Chief Medical Officer in November 2020. Dr. Kovelman brings 25 years of experience in medical devices and pharmaceuticals, including roles as Senior Vice President Medical Affairs for Helius Medical Technologies from April 2017 to October 2020 and Vice President, Medical Affairs for Pacira BioSciences, Inc. (formerly Pacira Pharmaceuticals) from 2014-2017. He also held a senior executive role at Convatec Group Plc from 2010 to 2014. He is the author of several papers on rehabilitation procedures and has presented at numerous professional conferences on various innovations in healthcare products and services. His responsibilities have included leading launch initiatives for innovative products, KOL development, creating scientific platforms, publication planning and working cross functionally with other parts of the organization to ensure the appropriate and compliant communication of scientific and clinical information to health care professionals, the payer community and patients for both educational and clinical purposes. Dr. Kovelman received his Doctor of Medicine degree through the fifth pathway program at University of Maryland, University Hospital in Baltimore Maryland. His undergraduate work was completed at the University of Maryland with a Bachelor of Science degree in psychology.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

Our board of directors held 4 regular meetings in 2024. During their respective terms of service, each director attended at least 75% of all meetings of the board of directors during 2024. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to try to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. All of our directors at the time attended the 2024 Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our chief executive officer, our chief financial officer, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the board of directors and are administered by our audit committee.

A current copy of our Code of Business Conduct and Ethics is posted on the Investors section of our website under Governance Documents, which is located at https://ir.myomo.com/corporate-governance/governance-documents.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and, without prior approval, derivative transactions of our stock by our executive officers, directors and specified other employees and their respective affiliates, purchases or sales of puts, calls or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities, or other hedging transactions. In addition, our insider trading policy expressly prohibits our executive officers, directors and specified other employees and their respective affiliates from borrowing against company securities held in a margin account, or, without prior approval, pledging our securities as collateral for a loan.

Independence of the Board of Directors

Our board of directors has determined that Messrs. Kirk, Crowley, Morris and Jacobovitz and Ms. Getz and Ms. Knapp each satisfy the requirement for independence set out in Section 803 of the NYSE American rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his or her immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE American rule referenced above. A majority of the members of our board of directors are independent under NYSE American rules.

Identifying and Evaluating Director Nominees

The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates in connection with its evaluation of a director candidate, including through candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors or management. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.

Minimum Qualifications

The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the board of directors’ selection as nominees for the board of directors and as candidates for appointment to the board of directors’ committees. The nominee shall have high standards of personal and professional ethics and integrity, shall have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, shall have skills that are complementary to those of the existing board of directors, shall have the ability to assist and support management and make significant contributions to the Company’s success and shall have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

In evaluating proposed director candidates, the nominating and corporate governance committee will consider, in addition to the minimum qualifications and other criteria for board of directors membership approved by the board of directors from time to time, the current size and composition of the Board and the needs of the board of directors and the respective committees of the board of directors, such factors as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, other commitments and the like and any other factors that the nominating and corporate governance committee may consider appropriate. When the nominating and corporate governance committee considers diversity, it will consider diversity of experience, skills, viewpoints, race and gender, as it deems appropriate.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Corporate Secretary at Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Securityholder and Interested Party Communications

The board of directors provides to every securityholder and interested party the ability to communicate with the board of directors, as a whole, and with individual directors on the board of directors through an established process for securityholder and interested party communication. For a communication directed to the board of directors as a whole, securityholders and interested parties may send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail or Expedited Delivery Service to: Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803, Attn: Chairman of the Board of Directors.

For a communication directed to an individual director in his capacity as a member of the board of directors, securityholders and interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803, Attn: [Name of Individual Director].

We will forward by U.S. Mail any such communication to each director, and the Chairman of the Board in his capacity as a representative of the board of directors, to whom such communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors currently believes that our company is best served by combining the roles of Chairman of the Board and Chief Executive Officer. Our board of directors believes that as Chief Executive Officer, Mr. Gudonis is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside our company, while our Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that the combined role of Chairman and Chief Executive Officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our board of directors. The board of directors recognizes, however, that no single leadership model is right for all companies at all times. Our corporate governance guidelines provide that the board of directors should be free to choose a chairperson of the board based upon the board’s view of what is in the best interests of our company. Accordingly, the board of directors periodically reviews its leadership structure.

Our board of directors has appointed Mr. Kirk to serve as our lead independent director. As lead independent director, Mr. Kirk presides over meetings of our independent directors, serves as a liaison between our Chairman of the Board of Directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our chief financial officer provides reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our chief financial officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Risks Related to Compensation Policies and Practices

In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Board Committees

Our board of directors has established four standing committees–audit, compensation, nominating and corporate governance and technology, quality and regulatory. We have appointed persons to the board of directors and committees of the board of directors as required to meet the corporate governance requirements of the NYSE American. The audit committee, compensation committee, nominating and corporate governance committee and technology, quality and regulatory committees all operate under charters approved by our board of directors (copies of which can be found on our website, along with our corporate governance guidelines, by visiting https://ir.myomo.com/corporate-governance/governance-documents. During the fiscal year ended December 31, 2024, the audit committee met 7 times, the compensation committee met 5 times, the nominating and corporate governance committee met 4 times and the technology, quality and regulatory committee met 6 times. During their respective terms of service, each director attended at least 75% of all meetings of the committees on which they then served, which were held during 2024, except for Ms. Knapp, who attended less than 75% of the nominating and corporate governance committee meetings.

Board and Committee Evaluations

The nominating and corporate governance committee oversees the regular Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the Board and each committee at their next meeting in order to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board and committees, Board and committee structure and dynamics, and areas for possible improvement. The resulting information was compiled and summarized and then reviewed and discussed at a subsequent Board meeting. The nominating and corporate governance committee establishes the Board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

Audit Committee

We have a separately designated standing audit committee of our board of directors, as defined in Section 3(a)(58)(A) of the Exchange Act. The audit committee is currently comprised of four of our independent directors: Heather C. Getz, Thomas F. Kirk, Amy Knapp and Thomas A. Crowley. Ms. Getz is the Chair of our audit committee. Our board of directors has determined that each of the members of our audit committee is “independent” within the meaning of the rules of the NYSE American and the SEC, including for audit committee purposes, and that each of the members of our audit committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE American. In addition, our board of directors has determined that Ms. Getz is an “audit committee financial expert” as defined by the SEC. Our audit committee operates under a written charter. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•
overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
monitoring our internal controls over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•
overseeing our internal accounting function;
•
discussing our risk management policies;
•
establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;
•
meeting independently with our internal accounting staff, registered public accounting firm and management;
•
reviewing and approving or ratifying related party transactions; and
•
preparing the audit committee reports required by SEC rules.

Compensation Committee

The members of the compensation committee are Thomas A. Crowley, Thomas F. Kirk and Milton M. Morris. Mr. Crowley is the Chair of the compensation committee. Our board of directors has determined that each of the members of the compensation committee is “independent” within the meaning of the rules of the NYSE American. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee operates under a written charter. The compensation committee’s responsibilities include:

•
reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

•
making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers;
•
overseeing evaluations of our senior executives;
•
reviewing and assessing the independence of compensation advisers;
•
overseeing and administering our equity incentive plans;
•
reviewing and making recommendations to our board with respect to director compensation;
•
reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and
•
preparing the compensation committee reports required by SEC rules.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Thomas F. Kirk, Yitzchak Jacobovitz, Amy Knapp and Thomas A. Crowley. Mr. Kirk is the Chair of the nominating and corporate governance committee. Our board of directors has determined that each of the members of the nominating and corporate governance committee is “independent” within the meaning of the rules of the NYSE American. Our nominating and corporate governance committee operates under a written charter. The nominating and corporate governance committee’s responsibilities include:

•
identifying individuals qualified to become board members;
•
recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our board of directors;
•
reviewing and making recommendations to the board with respect to management succession planning;
•
developing and recommending corporate governance principles to the board; and
•
overseeing periodic evaluations of board members.

Technology, Quality and Regulatory Committee

The technology, quality and regulatory committee was established by the board in October 2023. The members of the technology, quality and regulatory committee are Milton M. Morris and Thomas F. Kirk. Mr. Morris is the Chair of the technology, quality and regulatory committee. Our board of directors has determined the each of the members of the technology, quality and regulatory committee is “independent” within the meaning of the rules of the NYSE American. Our technology, quality and regulatory committee operates under a written charter. The technology, quality and regulatory committee’s responsibilities include:

•
reviewing with the board and management our key new product development programs, governance systems, and practices in order to improve our innovation programs, product development, and launch effectiveness, and to increase R&D productivity;
•
monitoring our progress against program objectives, including revenue, efficiency, and product development targets;
•
periodically reviewing our innovation, new product development, and lifecycle technology management activities in light of critical developments in its core O&P markets, including potentially disruptive trends, opportunities, risks, and gaps in technological, scientific, environmental, medical, or external market conditions;
•
periodically reviewing our intellectual property portfolio, litigation and strategy;
•
discussing our quality metrics as regularly reported by management, including review of any significant product quality issues;
•
periodically reviewing our sustaining engineering efforts and progress;
•
reviewing our global regulatory efforts, including, as applicable, ongoing compliance with regulatory changes;
•
reviewing with management our cybersecurity efforts, including our information technology infrastructure, data protection and mitigation of cybersecurity risks;
•
reviewing shareholder proposals that relate to matters within the scope of the committee’s responsibilities in order to review and make recommendations to the board of directors regarding such proposals;

•
periodically review and evaluate the combined capabilities of our quality assurance, regulatory affairs, and clinical and medical affairs functions;
•
periodically review and evaluate the technological aspects of new and existing products and services as they relate to quality, safety, and cybersecurity; and
•
periodically review and evaluate the appropriateness of the use of regenerative AI within work streams and within product designs.

Our board of directors may from time to time establish other committees.

Director Compensation

The following table presents the total compensation for each person who served as a member of our board of directors during the year ended December 31, 2024. Total compensation for Mr. Gudonis for services as an employee is presented in “Executive Compensation—Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Total ($)
Thomas A. Crowley, Jr. (2)	$57,500	$42,000	$99,500
Thomas F. Kirk (3)	$57,500	$42,000	$99,500
Amy Knapp (4)	$53,750	$42,000	$95,750
Milton M. Morris (5)	$58,750	$42,000	$100,750
Heather Getz (6)	$43,750	$42,000	$85,750
Yitzchak Jacobovitz (7)	$—	$—	$—

(1)
Amounts reported in this column reflect the grant date fair value of restricted stock units granted to directors in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account forfeitures related to service-vesting conditions. The assumptions made in the calculation of these amounts are included in Note 9 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts are not the actual value that the named executive officer may realize upon exercise or vesting of these stock awards.
(2)
As of December 31, 2024, Mr. Crowley held options to purchase 312 shares of common stock and 6,017 unvested restricted stock units.
(3)
As of December 31, 2024, Mr. Kirk held options to purchase 364 shares of common stock and 6,017 unvested restricted stock units.
(4)
As of December 31, 2024, Ms. Knapp held options to purchase 312 shares of common stock and 6,017 unvested restricted stock units. Ms. Knapp will not stand for re-election to the board and her term will end on June 10, 2025.
(5)
As of December 31, 2024, Mr. Morris held no options to purchase shares of common stock and 6,017 unvested restricted stock units.
(6)
As of December 31, 2024, Ms. Getz held no options to purchase shares of common stock and 6,017 unvested restricted stock units
(7)
Mr. Jacobovitz is not compensated for his board service. As of December 31, 2024, Mr. Jacobovitz did not hold any options to purchase shares of common stock or any unvested restricted stock units. Mr. Jacobovitz will not stand for re-election to the board and his term will end on June 10, 2025.

Effective in June 2024, each of our non-employee directors is entitled to receive an annual cash retainer of $55,000, paid quarterly. An additional $5,000 per year is paid to directors who chair one of our committees. In addition, our non-employee directors are entitled to receive $42,000 paid in the form of restricted stock units, which vest over four quarters. We issued 12,034 restricted stock units to each of our non-employee directors on June 5, 2024, which vest over four quarters beginning September 5, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the total number and percentage of our shares of common stock that were beneficially owned on March 31, 2025 by: (1) each holder of more than 5% of our common stock; (2) each director; (3) each named executive officer; and (4) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within 60 days of March 31, 2025. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, the applicable percentage ownership is based on 34,438,009 shares of common stock outstanding as of March 31, 2025, including any shares that such person or persons has the right to acquire within 60 days of March 31, 2025 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Paul R. Gudonis (1)	769,545	2.23%
David A. Henry (2)	250,128	*
Harry Kovelman (3)	8,477	*
Thomas A. Crowley, Jr. (4)	39,332	*
Heather C. Getz (5)	9,026	*
Thomas F. Kirk (6)	253,289	*
Amy Knapp (7)	88,949	*
Milton M. Morris (8)	111,960	*
Yitzchak Jacobovitz (9)	77,156	*
Executive officers and directors as a group (10 persons) (10)	1,659,131	4.79%
Beneficial Owners of 5% of our Common Stock
AIGH Capital Management, LLC (11)	3,440,357	9.99%
Triple Gate Partners, LP (12)	2,825,344	8.20%
Rosalind Advisors, Inc. (13)	3,440,357	9.99%

* Represents beneficial ownership of less than one percent.

(1)
Consists of (i) 766,671 shares of common stock, and (ii) 2,874 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2025, This amount does not include 255,000 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within 60 days of March 31, 2025.
(2)
Consists of (i) 248,462 shares of common stock, and (ii) 1,666 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2025. This amount does not include 135,000 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within 60 days of March 31, 2025.
(3)
Consists of (i) 3,477 shares of common stock, and (ii) 5,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2025. This amount does not include 93,000 shares of common stock issuable upon the vesting restricted stock units, which will not vest within sixty days of March 31, 2025.
(4)
Consists of (i) 39,020 shares of common stock, and (ii) 312 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2025. This amount does not include 3,008 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within 60 days of March 31, 2025.
(5)
Consists of 9,026 shares of common stock. This amount does not include 3,008 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within 60 days of March 31, 2025.
(6)
Consists of (i) 252,925 shares of common stock, and (ii) 364 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2025. This amount does not include 3,008 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within 60 days of March 31, 2025.

(7)
Consists of (i) 88,637 shares of common stock, and (ii) 312 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2025. This amount does not include 3,008 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within 60 days of March 31, 2025.
(8)
Consists of 111,960 shares of common stock. This amount does not include 3,008 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within 60 days of March 31, 2025.
(9)
Consists of 77,156 shares issuable upon exercise of pre-funded warrants issued in conjunction with our registered public offering in January 2023.
(10)
Consists of (i) 1,570,447 shares of common stock, (ii) 11,528 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2025, and (iii) 77,156 shares of common stock to be issued upon the exercise of pre-funded warrants issued in conjunction with our equity offering in January 2023. This amount does not include 588,040 shares of common stock issuable upon the vesting of restricted stock units, which do not vest within sixty days of March 31, 2025.
(11)
Consists of (i) 3,381,567 shares of common stock and (ii) 58,790 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of March 31, 2025, based in part on a Schedule 13G/A filed with the SEC by AIGH Capital Management, LLC (“AIGH CM”), AIGH Investment Partners, L.L.C (“AIGH LLC”) and Orin Hirschman on February 10, 2025. AIGH CM is an Advisor or Sub-Advisor with respect to the shares of common stock held by AIGH LLC. and WVP Emerging Manager Onshore Fund, LLC. This amount excludes 2,350,188 shares of common stock issuable upon exercise of pre-funded warrants held by AIGH CM, which pre-funded warrants may not be exercised if the effect of such exercise would result in beneficial ownership by a holder, together any member of a Section 13(d) group, of more than 9.99%. Mr. Orin Hirschman is the Managing Member of AIGH CM and president of AIGH LLC, with respect to shares of common stock indirectly held by AIGH CM, directly by AIGH LLC and Mr. Hirschman and his family directly. The mailing address of AIGH CM, AIGH LLC and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore MD 21209.
(12)
Based on a Schedule 13G/A filed with the SEC by Triple Gate Partners, LP (“Partners”), Triple Gate Capital, LP (“IM”), Triple Gate Capital GP, LLC (“GP”), and Norbert Gottesman on June 4, 2024. GP is the general partner of Partners. Mr. Gottesman is the manager of GP. The mailing address of Partners, IM, GP and Mr. Gottesman is 961 Broadway, Suite 103, Woodmere, NY 11598.
(13)
Consists of (i) 2,998,945 shares of common stock and (ii) 441,412 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of March 31, 2025, based in part on a Schedule 13G/A filed with the SEC by Rosalind Advisors, Inc. (“Rosalind”), Rosalind Master Fund L.P. (“RMF”), Steven Salamon and Gilad Aharon on February 10, 2025. This amount excludes 4,133,973 shares of common stock issuable upon exercise of pre-funded warrants held by Rosalind, which pre-funded warrants may not be exercised if the effect of such exercise would result in beneficial ownership by a holder, together any member of a Section 13(d) group, of more than 9.99%. The holders of pre-funded warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 9.99% by providing us with at least 61 days’ prior notice of any increase. Rosalind is the investment advisor to RMF and may be deemed to be the beneficial owner of shares held by RMF. Steven Salamon is the portfolio manager of Rosalind and may be deemed to be the beneficial owner of shares held by RMF. Notwithstanding the foregoing, Rosalind and Mr. Salamon disclaim beneficial ownership of the shares. The mailing address of Rosalind is 15 Wellesley Street West, Suite 326, Toronto, Ontario M4Y 0G7 Canada.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and holders of more than 10% of our common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of copies of such reports received and written representations from our directors and such covered officers, we believe that our directors and officers complied with all applicable Section 16(a) filing requirements during 2024, with the exception of one late Form 4 for each of Paul Gudonis, David Henry, Harry Kovelman and Micah Mitchell on January 24, 2025 in connection with the vesting of performance based restricted stock units on June 9, 2024.

EXECUTIVE COMPENSATION

Our named executive officers for 2024 are:

•
Paul R. Gudonis, our Chief Executive Officer;
•
David A. Henry, our Chief Financial Officer; and
•
Harry Kovelman, our Chief Medical Officer.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(4)	Total ($)
Paul R. Gudonis,	2024	348,077	453,700	423,150	(3)	15,540	1,240,467
Chief Executive Officer	2023	300,000	137,342	211,500		15,058	663,900
David A. Henry	2024	263,600	244,300	259,016	(3)	17,250	784,166
Chief Financial Officer	2023	251,424	77,342	134,420		15,712	478,898
Harry Kovelman,	2024	273,738	184,970	224,149	(3)	12,255	695,112
Chief Medical Officer	2023	260,716	52,342	152,280		13,036	478,374

(1)
Amounts reflect the aggregate grant date fair value of time-based restricted stock units awarded to the named executive officer in the year ended December 31, 2024 and 2023, in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions made in the calculation of these amounts are included in Note 9 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts are not the actual value that the named executive officer may realize upon exercise or vesting of these stock awards.
(2)
Represents bonuses paid to the named executive officers with respect to performance in 2024 and 2023.
(3)
A portion of each executive's 2024 bonus was paid in the form of fully-vested restricted stock units ("RSU's") on March 11, 2025, with the remainder paid in cash. The grant date fair values of the amount paid in RSU's were $39,375 for Mr. Gudonis, $24,102 for Mr. Henry and $20,858 for Mr. Kovelman.
(4)
Amounts consist of 401(k) match contributions

Narrative Disclosure to Summary Compensation Table

Our compensation committee reviews compensation annually for all employees, including our executives. In setting executive base salaries and annual incentives and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short -and long-term results that are in the best interests of our stockholders, and a long-term commitment to us.

Our compensation committee is responsible for determining the compensation for all our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives. We also review the compensation practices for other publicly traded companies in similar industries and of similar market capitalization. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer.

Base Salary

Each named executive officer’s base salary noted above is a fixed component of annual compensation for performing specific duties and functions and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and experience.

Annual Performance Bonuses

Our annual performance bonus program is intended to reward our named executive officers for meeting objective or subjective individual and/or company-wide performance goals for a fiscal year. For each the years ended December 31, 2024 and 2023, 70% of our named executive officers target bonus was based on the achievement of revenue and operating loss targets (excluding stock-based compensation), respectively, which were equally weighted (the “Corporate Bonus Amount”) and 30% was based on individual performance subjectively determined by the Compensation Committee, respectively. Our named executive officers could earn between 0% of 200% of the Corporate Bonus Amount depending upon actual results for the aforementioned metrics. In addition, in 2024 the Compensation Committee provided for an additional incentive of up to 20% of the target bonus based on achieving certain financing and operating cash flow targets. Assuming maximum achievement of the corporate and subjective portions of the bonus and the additional incentive, our named executive officers were eligible for a maximum bonus equal to 190% and 170% of their target bonus for the years ended December 31, 2024 and 2023, respectively.

Long Term Equity Incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance.

Retirement Plan

We maintain a 401(k) Plan, a tax-qualified retirement plan for our employees. Our 401(k) plan is intended to qualify under Section 401(k) of the Code so that contributions to our 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from our 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to our 401(k) plan. The Company matches 100% of an employee’s contribution to the employee’s 401(k) up to 5% of the employee’s base salary.

Equity Grant Timing

The Compensation Committee generally grants annual equity awards in June of each year to our named executive officers. In addition, new hires generally receive restricted stock award grants at the time of their hiring. During 2024, the Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, we did not grant stock options to the named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.

Employment Agreements

Paul R. Gudonis:

On December 13, 2023, we entered into a new employment agreement with Mr. Gudonis, effective January 1, 2024, which we refer to as the Gudonis Agreement, pursuant to which Mr. Gudonis agreed to continue serving us as our Chief Executive Officer. Mr. Gudonis’ base salary under the Gudonis Agreement is $350,000 effective January 1, 2024, During the term, Mr. Gudonis is eligible to receive an annual bonus of up to 75% of his base salary, with the actual amount to be determined by the board of directors and the compensation committee based upon Mr. Gudonis and us meeting certain reasonable strategic, sales, operational, and financial goals and targets established by the board of directors.

As set forth in the Gudonis Agreement, Mr. Gudonis’ employment is at will, for a three (3) year term expiring on December 31, 2026, that may be renewed upon the consent of the parties. If the parties decide not to renew the Gudonis Agreement but to continue to work together in an employment relationship, Mr. Gudonis’ employment shall continue on an at-will basis pursuant to the terms and conditions then in effect, unless otherwise modified in writing. In the case of termination without cause, then we are required to pay to Mr. Gudonis (i) his base salary for twelve months plus his board approved annual incentive bonus for the year, to be paid at the usual time bonuses are paid, (ii) if Mr. Gudonis was participating in our group health plan immediately prior to the date of termination and he elects Consolidated Omnibus Budget Reconciliation Act, or COBRA, health continuation, then we are required to pay to Mr. Gudonis a monthly cash payment for twelve (12) months or Mr. Gudonis’ COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Gudonis if he had remained employed by us, and (iii) all stock options and other stock-based awards held by Mr. Gudonis which would have vested if employment had continued for twelve (12) additional months will vest and become exercisable or non-forfeitable. The payment by us of Mr. Gudonis’ base salary may be made either by a lump sum or in equal installments. However, if there is an occurrence of a change in control, and Mr. Gudonis is engaged as our Chief Executive Officer as of the date of such change of control, then notwithstanding anything to the contrary above, or in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Gudonis shall immediately accelerate and become fully exercisable or non-forfeitable as of the closing date of the change in control event. In addition, the measurement date of any performance-based stock awards shall be accelerated to the closing date of a change in control event. If upon such acceleration, Mr. Gudonis is entitled to receive all or a portion of such performance-based stock award ,such earned portion shall fully accelerate and shall become fully exercisable or non-forfeitable upon the closing of such change in control event.

David A. Henry:

On April 22, 2021, we entered into an employment agreement with Mr. Henry, as subsequently amended on February 21, 2024, which we refer to as the Henry Agreement, pursuant to which Mr. Henry agreed to continue to serve us as Chief Financial Officer. Mr. Henry’s current annual base salary under the Henry Agreement is $260,000. This base salary shall be determined annually by our Chief Executive Officer. During the term, which is for two years following the amendment date with an automatic one-year renewal, Mr. Henry is eligible to receive cash incentive compensation as determined annually by the Chief Executive Officer and the board of directors. Mr. Henry’s target annual incentive compensation is 55% of his base salary, as determined annually by the Chief Executive Officer and the compensation committee.

As set forth in the Henry Agreement, Mr. Henry’s employment is at will, with no specific end date, though in the case of termination without cause then (i) we are required to pay Mr. Henry an amount equal to 75% of the sum of the base salary plus his board approved annual incentive bonus for the year (excluding any signing bonuses), (ii) all stock options and other stock-based awards held by Mr. Henry which would have vested if employment had continued for six (6) additional months will vest and become exercisable or non-forfeitable, (iii) if Mr. Henry was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Henry a monthly cash payment for nine (9) months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Henry if he had remained employed by us and (iv) the amounts payable according to this provision shall be paid out in substantially equal installments in accordance with our payroll practice over six (6) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. If Mr. Henry is terminated without cause within the 12 months following a change in control, then, in lieu of the prior payments referenced, (i) we are required to pay Mr. Henry an amount equal to 100% of the sum of his base salary plus his board approved annual incentive bonus for the year, (ii) if Mr. Henry was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Henry a monthly cash payment for twelve (12) months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Henry if he had remained employed by us, and (iii) the amounts payable according to this provision shall be paid out commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the severance amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. However, if there is an occurrence of a change of control and Mr. Henry is engaged as our Chief Financial Officer as of the date of such change of control, then notwithstanding anything to the contrary above, or in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Henry shall immediately accelerate and become fully exercisable or non-forfeitable as of the closing date of the change in control event. In addition, the measurement date of any performance-based stock awards shall be accelerated to the closing date of a change in control event. If upon such acceleration, Mr. Henry is entitled to receive all or a portion of such performance-based stock award, such earned portion shall fully accelerate and shall become fully exercisable or non-forfeitable upon the closing of such change in control event.

Harry Kovelman:

On February 21, 2024, we entered into an amended and restated change in control and severance agreement with Mr. Kovelman with an effective date of February 21, 2024, which we refer to as the Kovelman Agreement. During the term, which is for the duration of his employment, in the case of termination without cause or termination by the executive for Good Reason, then subject to a signed separation agreement containing among other things a general release of claims in our favor and non-disparagement provisions (i) we are required to pay Mr. Kovelman an amount equal to 50% of the sum of his base salary plus a pro rata portion of his board approved annual incentive bonus for the year, (ii) all stock options and other stock-based awards held by Mr. Kovelman which would have vested if employment had continued for six (6) additional months will vest and become exercisable or non-forfeitable, (iii) if Mr. Kovelman was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Kovelman a monthly cash payment for six months or Mr. Kovelman’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Kovelman if he had remained employed by us, and (iv) the amounts payable according to this provision shall be paid out in substantially equal installments in accordance with our payroll practice over six (6) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. If Mr. Kovelman is terminated without cause within the 12 months following a change in control, then, subject to the execution of an irrevocable separation agreement and release by the executive, in lieu of the prior payments referenced, we’re required to pay Mr. Kovelman an amount equal to 50% of the sum of his base salary plus the pro rata portion of his board approved annual incentive bonus for the year, (ii) if Mr. Kovelman was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Kovelman a monthly cash payment for six (6) months or Mr. Kovelman’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Kovelman if he had remained employed by us, and (iii) the amounts payable according to this provision shall be paid out in substantially equal installments over nine (9) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the severance amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. However, if there is an occurrence of a change of control and Mr. Kovelman is engaged as our Chief Medical Officer as of the date of such change of control, then notwithstanding anything to the contrary above, or in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Kovelman shall immediately accelerate and become fully exercisable or non-forfeitable as of the closing date of the change in control event. In addition, the measurement date of any performance-based stock awards shall be accelerated to the closing date of a change in control event. If upon such acceleration, Mr. Kovelman is entitled to receive all or a portion of such performance-based stock award, such earned portion shall fully accelerate and shall become fully exercisable or non-forfeitable upon the closing of such change in control event.

Notwithstanding the foregoing, in the event that any compensation, payment or distribution by us to or for the benefit of Mr. Kovelman calculated in a manner consistent with Section 280G of the Internal Revenue Code (the “Code”) and the applicable regulations thereunder, would be subject to excise tax imposed by Section 4999 of the Code, then the aggregate payments shall be reduced (but not below zero) so that the sum of all the aggregate payments shall be $1.00 less than the amount at which Mr. Kovelman becomes subject to the excise tax imposed by Section 4999 of the Code, provided that such reduction shall only occur if it would result in a higher after tax amount than the executive would receive if the aggregate payments were not subject to such reduction.

Outstanding Equity Awards at Year End

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our named executive officers, as of December 31, 2024:

Name	Grant Dates	Number of securities underlying unexercised options exercisable	Number of Securities Underlying Unexercised Options Unexcercisable	Option Exercise prices	Option Expiration Dates	Number of Shares, or Units of Stock that Have Not Vested		Market Value of Shares, or Units of Stock that Have Not Vested (3)
Paul R. Gudonis	3/18/2015	694		$0.048	3/18/2025	—		—
	6/29/2016	208	—	$31.488	6/29/2026	—		—
	1/2/2018	2,666		$109.50	1/2/2028	—		—
	6/28/2023	—	—	—	—	125,000	(1)	$805,000
	6/5/2024	—	—	—	—	130,000	(2)	$837,200
David A. Henry	2/19/2019	1,666	—	$40.20	2/19/2029	—		—
	6/28/2023	—	—	—	—	65,000	(1)	$418,600
	6/5/2024	—	—	—	—	70,000	(2)	$450,800
Harry Kovelman	11/2/2020	5,000		$4.47	11/1/2030	—		—
	6/28/2023	—	—	—	—	40,000	(1)	$257,600
	6/5/2024	—	—	—	—	53,000	(2)	$341,320

(1)
RSUs vest in two equal annual installments following the grant date.
(2)
RSUs vest in three equal annual installments following the grant date.

(3)
The market value is calculated by multiplying $6.44, the closing price of a share of our common stock on the last trading day of 2024 (December 31, 2024) as reported on NYSE American, by the number of unvested RSUs.

Pay for Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our chief executive officer (our principal executive officer, or PEO) and our other named executive officers and certain financial performance of the Company. The following table depicts the relationship between total compensation per the Summary Compensation Table, compensation actually paid, value of a $100 fixed investment based on total shareholder return and net income (loss) for the years ended December 31, 2024, 2023 and 2022.

Pay-Versus-Performance Table

	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	$ Millions Net Income (Loss)
2024	$1,240,467	$1,508,229	$739,639	$856,016	$94.08	$(6.2)
2023	$663,900	$2,115,059	$478,636	$1,150,349	$73.19	$(8.1)
2022	$526,043	$179,597	$352,853	$187,646	$7.47	$(10.7)

(1)
For 2024 2023 and 2022, our PEO was Paul Gudonis and our non-PEO named executive officers were David Henry and Harry Kovelman.
(2)
Compensation actually paid to our PEO reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

	2024	2023	2022
Summary Compensation Table - Total Compensation	$1,240,467	$663,900	$526,043
Less - Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(453,700)	(137,342)	(186,262)
Plus - Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	837,200	1,337,670	38,355
(Less)/Plus - Change in Fair Value of Outstanding and Unvested Stock and Option Awards Granted in Prior Fiscal Years	178,750	(2,151)	(144,860)
Plus - Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	-	12,342	19,012
(Less)/Plus - Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During the Fiscal Year	(294,488)	240,640	(72,691)
Less - Fair Value as of Prior Fiscal Year End of Stock Awards Granted in Prior Fiscal Years the Failed to Meet Applicable Vesting Conditions During the Fiscal Year	-	-	-
Compensation Actually Paid	$1,508,229	$2,115,059	$179,597

(3)
Compensation actually paid to our NEO's (excluding the PEO) reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

	2024	2023	2022
Summary Compensation Table - Total Compensation	$739,639	$478,636	$352,853
Less - Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(214,635)	(64,842)	(94,993)
Plus - Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	396,060	611,220	17,771
(Less)/Plus - Change in Fair Value of Outstanding and Unvested Stock and Option Awards Granted in Prior Fiscal Years	75,075	(110)	(71,460)
Plus - Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	-	12,342	17,500
(Less)/Plus - Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During the Fiscal Year	(140,123)	113,103	(34,025)
Less - Fair Value as of Prior Fiscal Year End of Stock Awards Granted in Prior Fiscal Years the Failed to Meet Applicable Vesting Conditions During the Fiscal Year	-	-	-
Compensation Actually Paid	$856,016	$1,150,349	$187,646

(4)
Based on the market price for our common stock of $6.845 on December 31, 2021, $0.5114 on December 31,2022, $5.01 on December 31, 2023, and $6.44 on December 31, 2024.

Analysis of Information Presented in the Pay Versus Performance Table

Our stock price rose significantly toward the end of 2023 and into 2024 in conjunction the announcement by the Centers for Medicare and Medicaid Services, or CMS, that they intended to reclassify our products to the brace benefit category, reimbursed on a lump sum basis, instead of their original classification and durable medical equipment, which is reimbursed on a rental basis. In addition, CMS published preliminary fees for our products at that time.

Compensation actually paid in 2024 and 2023 includes equity grants in 2023 that were made when the grant date fair value was significantly lower than the stock price at the end of both 2023 and 2024. However, the value of a $100 investment as of December 31, 2024, reflects the stock price at the beginning of 2022. An investor at the beginning of 2023, however, would have experienced a more than ten-fold increase in the value of their investment. In this context, the compensation actually paid in 2024 and 2023 is in line with what investors have experienced since 2023.

Comparing the compensation actually paid in 2024 to amounts reported in the Executive Compensation table, compensation actually paid to the PEO was higher by 22% in 2024, while the average of the non-PEO named executive officers was higher by 16%. This is in line with providing the PEO higher cash and equity compensation compared to his direct reports. In 2023, the compensation actually paid to the PEO was higher by 219% and the average of the named executive officers was higher by 140%. The cash paid to the PEO increased by a higher percentage than the average of the named executive officers has his compensation included a larger amount of equity, which was impacted by the increasing stock price in 2024 and 2023.

We have generated net losses since inception. Net losses have decreased since 2022, while the compensation actually paid has increased over that same time. The reduction in loss since 2022 reflects the fact that revenue in 2024 is more than double the revenue in 2022. Since we are in a net loss position, we believe investors value our company based on the prospects for revenue growth driven by the coverage now being provided for our products by Medicare.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by stockholders	23,194	$42.98	484,470
Equity compensation plans not approved by stockholders	—	$—	—
Total	23,194	$42.98	484,470

(1)
Since RSUs do not have an exercise price, such units are not included in the weighted average exercise price calculation.
(2)
Represents the shares remaining available for issuance under the Amended 2018 Stock Option and Incentive Plan (the “Amended 2018 Plan”), excluding the shares that were added to the plan as a result of the automatic annual increase on January 1, 2025. The Amended 2018 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1 by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the Amended 2018 Plan, the Company’s 2016 Equity Incentive Plan, the Company’s 2014 Stock Option and Incentive Plan and the Company’s 2004 Stock Option and Grant Plan are added back to the shares available for grant.

PROPOSAL TWO – RATIFICATION OF THE APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed CBIZ as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2025, and we are asking you and other stockholders to ratify this appointment. CBIZ merged with Marcum LLP in 2024. Marcum LLP audited our financial statements from 2015 to 2024. This would be the first year that CBIZ has audited our financial statements.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the board of directors determined to submit to stockholders for ratification the appointment of CBIZ. In the event that stockholders do not ratify this appointment of CBIZ, we will review our future appointment of CBIZ.

We expect that a representative of CBIZ will attend the virtual Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

In addition, in the event time constraints require pre-approval prior to the audit committee’s next scheduled meeting, the audit committee has authorized its chairman to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

The following table sets forth the fees billed by Marcum LLP for audit, audit-related, tax and all other services rendered for 2024 and 2023:

Fee Category	2024	2023
Audit Fees	$287,349	$307,905
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$287,349	$307,905

Audit Fees. Audit fees consist of fees billed for the audit of our annual financial statements, the review of the interim financial statements, and related services that are normally provided in connection with registration statements. Included in the 2024 audit fees is $29,355 for the preparation of a comfort letter and other procedures in conjunction with our public equity offering in January 2025. Included in the 2023 audit fees is $85,732 for the preparation of comfort letters in January and August 2023, associated with the Form S-1 filed in December 2022 and associated with the Prospectus Supplement filed in August 2023, respectively.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees”.

Tax Fees. Consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

The audit committee pre-approves all services performed.

Vote Required

The affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to ratify the appointment of CBIZ. Abstentions will have the effect of a vote against this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CBIZ LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Report of the Audit Committee of the Board of Directors

This report is submitted by the audit committee of the Board of Directors (the “Board”) of Myomo, Inc. (the “Company”). The audit committee consists of the four directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the NYSE American. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. The Board has designated Ms. Getz as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s consolidated financial statements for 2024 and met with management, as well as with representatives of Marcum LLP, the Company’s independent registered public accounting firm, to discuss the financial statements. The audit committee also discussed with members of Marcum LLP the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the audit committee received the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of Marcum LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for 2024 be included in its Annual Report on Form 10-K for 2024.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee

Heather C. Getz (Chairperson)

Amy Knapp

Thomas A. Crowley, Jr.

Thomas F. Kirk

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions since January 1, 2023, to which we were a party or will be a party, including in which:

•
the amounts involved exceeded or will exceed the lesser of $120,000 and one percent of the average of our total assets at year-end for our last two completed fiscal years; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Participation in our December 2024 Registered Public Offering

In December 2024 we sold, in a registered public offering, an aggregate of 3,450,000 shares of our common stock at a purchase price of $5.00 per share The aggregate gross proceeds before deducting offering expenses payable by us was approximately $17.2 million. The following table summarizes purchases of our shares of common stock by related persons in excess of $120,000 in connection with such registered public offering.

	Shares of Common Stock	Total Purchase Price
AIGH Capital Management(1)	200,000	$1,000,000
Rosalind Master Fund L.P.(2)	270,000	$1,350,000
Triple Gate Partners LP.(3)	270,000	$1,350,000
Total	740,000	$3,700,000

(1)
AIGH Capital Management is a holder of five percent or more of our capital stock. Yitzchak Jacobovitz is a partner of AIGH Capital Management and is a member of our board of directors.
(2)
Rosalind Master Fund L.P. is a holder of five percent or more of our capital stock.
(3)
Triple Gate Partners LP is a holder of five percent or more of our capital stock.

Participation in our January 2024 Registered Direct Offering

In January 2024 we entered into a securities purchase agreement with certain investors pursuant to which we sold, in a registered direct offering, an aggregate of 1,354,218 shares of our common stock at a purchase price of $3.80 per share and pre-funded warrants to purchase 224,730 shares of common stock at a purchase price of $3.7999 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.0001 per share of common stock and remain exercisable until exercised in full. The aggregate gross proceeds before deducting offering expenses payable by us was approximately $6.0 million. The following table summarizes purchases of our shares of common stock and pre-funded warrants by related persons in excess of $120,000 in connection with such registered direct offering.

	Shares of Common Stock	Shares Common Stock Issuable Upon The Exercise Of Pre-Funded Warrants	Total Purchase Price
AIGH Capital Management(1)	170,000	224,730	$1,499,952
Rosalind Master Fund L.P.(2)	394,730	—	$1,499,974
Triple Gate Partners LP.(3)	157,800	—	$599,640
Total	722,530	224,730	$3,599,566

(1)
AIGH Capital Management is a holder of five percent or more of our capital stock. Yitzchak Jacobovitz is a partner of AIGH Capital Management and is a member of our board of directors.
(2)
Rosalind Master Fund L.P. is a holder of five percent or more of our capital stock.
(3)
Triple Gate Partners LP is a holder of five percent or more of our capital stock.

Participation in our August 2023 Registered Public Offering

In August 2023 we sold, in a registered public offering, an aggregate of 5,413,334 shares of our common stock at a purchase price of $0.60 per share and pre-funded warrants to purchase 1,920,000 shares of common stock at a purchase price of $0.5999 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.0001 per share of common stock and remain exercisable until exercised in full. The aggregate gross proceeds before deducting offering expenses payable by us was approximately $4.4 million. The following table summarizes purchases of our shares of common stock and pre-funded warrants by related persons in excess of $120,000 in connection with such registered public offering.

	Shares of Common Stock	Shares Common Stock Issuable Upon The Exercise Of Pre-Funded Warrants	Total Purchase Price
AIGH Capital Management(1)	540,000	960,000	$900,000
Rosalind Master Fund L.P.(2)	540,000	960,000	$900,000
Triple Gate Partners LP.(3)	1,500,000	—	$900,000
Total	2,580,000	1,920,000	$2,700,000

(1)
AIGH Capital Management is a holder of five percent or more of our capital stock. Yitzchak Jacobovitz is a partner of AIGH Capital Management and is a member of our board of directors.
(2)
Rosalind Master Fund L.P. is a holder of five percent or more of our capital stock.
(3)
Triple Gate Partners LP is a holder of five percent or more of our capital stock.

Participation in our January 2023 Registered Public Offering

In January 2023 we entered into a securities purchase agreement with certain investors pursuant to which we sold, in a registered public offering, an aggregate of 13,169,074 shares of our common stock at a purchase price of $0.325 per share and pre-funded warrants to purchase 6,830,926 shares of common stock at a purchase price of $0.3249 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.0001 per share of common stock and remain exercisable until exercised in full. The aggregate gross proceeds before deducting offering expenses payable by us was approximately $6.5 million. The following table summarizes purchases of our shares of common stock and pre-funded warrants by related persons in excess of $120,000 in connection with such registered public offering.

	Shares of Common Stock	Shares Common Stock Issuable Upon The Exercise Of Pre-Funded Warrants	Total Purchase Price
AIGH Capital Management(1)	2,000,000	2,615,385	$1,499,739
Rosalind Master Fund L.P.(2)	1,000,000	3,615,385	$1,499,639
Triple Gate Partners LP.(3)	760,000	—	$247,000
The Hewlett Fund L.P.(4)	1,500,000	—	$487,500
Globis Capital Partners, L.P.(5)	1,500,000	—	$487,500
Total	6,760,000	6,230,770	$4,221,378

(1)
AIGH Capital Management is a holder of five percent or more of our capital stock. Yitzchak Jacobovitz is a partner of AIGH Capital Management and is a member of our board of directors.
(2)
Rosalind Master Fund L.P. is a holder of five percent or more of our capital stock.
(3)
Triple Gate Partners LP is a holder of five percent or more of our capital stock.
(4)
The Hewlett Fund L.P. was a holder of five percent or more of our common stock at the time of this offering.
(5)
Globis Capital Partners, L.P. was a holder of five percent or more of our common stock at the time of this offering.

Policy for Approval of Related Party Transactions

We have adopted a written policy that requires all transactions between us and any director, director nominee, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K under the Securities Act) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

All of the transactions described below that occurred prior to our initial public offering were entered into prior to the adoption of this written policy but each was approved by our board of directors. Prior to our board of directors’ consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction were disclosed to our board of directors, and the transaction was not approved by our board of directors unless a majority of the directors approved the transaction.

Indemnification Agreements

We have agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

TRANSACTION OF OTHER BUSINESS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Corporate Secretary at Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA 01803, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Corporate Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2026 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and we must receive such proposals no later than December 26, 2025. Such proposals must be delivered to our Corporate Secretary at Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803.

In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the 2025 Annual Meeting, or April 10, 2026.

Logo mYomo my own motion P.O. Box 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions MYOMO INC Annual Meeting of Stockholders For Stockholders of record as of April 14, 2025 Wednesday, June 11, 2025 9:00 AM, Eastern Time Annual meeting to be held via the internet - please visit www.proxydocs.com/MYO for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Time, June 11, 2025 Internet: www.proxypush.com/MYO Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-509-2158 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/MYO This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Paul Gudonis and David Henry (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MYOMO INC which the undersigned is entitled to vote at said meeting and any adjournment thereof or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Logo mYomo my own motion Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH NOMINEE IN PROPOSAL 1 FOR PROPOSAL 2 MYOMO INC Annual Meeting of Stockholders PROPOSAL 1 Elect one Class II director, namely Heather Getz to hold office until the 2028 annual meeting of stockholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal; FOR WITHHOLD 1.01 Heather C. Getz 2 Ratify the appointment of CBIZ CPAs P.C. ("CBIZ") as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and Transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof). YOUR VOTE FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/MYO Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date